Exhibit 99.1

www.fcg.com

For more information contact:
FOR IMMEDIATE RELEASE
Luther J. Nussbaum Chairman and CEO First Consulting Group 562-624-5221 lnussbaum@fcg.com

Chuck McBride Chief Financial Officer First Consulting Group 562-624-5300 cmcbride@fcg.com

Thomas A. Reep Vice President Investor Relations First Consulting Group 562-624-5250 treep@fcg.com

FIRST CONSULTING GROUP (FCG) ANNOUNCES

FIRST QUARTER 2004 RESULTS

•                  Reports First Quarter Net Revenues of $66 Million

•                  GAAP Operating Income of $1.5 Million

•                  GAAP Net Loss of $0.02 Per Share, Due to Previously Announced Stock Repurchase

•                  Non-GAAP Earnings of $0.04 Per Share Excluding Stock Repurchase Charges

•                  Continued Strong Balance Sheet and No Debt

LONG BEACH, Calif., April 22, 2004 — First Consulting Group, Inc. (Nasdaq: FCGI), a leading provider of outsourcing, consulting and systems implementation and integration to the health-related industries, today reported financial results for the first quarter ended March 26, 2004.

First Quarter 2004 Performance

Revenues before out-of-pocket reimbursements (“net revenues”) for the first quarter of 2004 were $66.1 million, down 5.7 percent from $70.1 million in the first quarter of 2003.  This decrease was due to lower revenues in the Life Sciences division and the impact of significantly increased offshore staffing.

FCG reported operating income of $1.5 million in the quarter just completed.  Including a one time non-operating charge of $1.6 million, the net loss on a GAAP basis was $0.6 million, or $0.02 per share, for the first quarter of 2004, versus a net loss of $1.9 million, or $0.08 per share in the first quarter of 2003.  The one time non-operating charge was attributable to the premium paid by FCG in a previously announced stock repurchase transaction during February 2004.  This charge was without tax benefit.  The prior year net loss included $2.6 million, or $0.11 per share, for the cumulative effect of the adoption of EITF 00-21 in the first quarter of 2003.

Total cash and investments decreased to $42.8 million in the first quarter of 2004, as compared to $62.6 million in the fourth quarter of 2003, and $59.2 million in the first quarter of 2003.  The key elements of the $19.8 million reduction in cash from last quarter were:

•                  $14.8 million of cash paid by FCG to repurchase all 1.96 million outstanding shares of the Company and certain in-the-money stock options held by David S. Lipson

•                  $2.4 million of cash paid to complete the purchase of a remaining minority interest in FCG Infrastructure Services as reported on February 2, 2004

•                  $2.3 million in cash paid related to restructuring charges accrued at the end of 2003 and paid out in early 2004.

Luther Nussbaum, FCG’s chairman and chief executive officer, said, “We are pleased with our first quarter results as they demonstrate that our transition is firmly taking hold.  This is the second consecutive quarter that our operating results have exceeded expectations.  Our operating income was $1.5 million for the quarter and the health delivery sector, which represents nearly two thirds of our business, is enjoying a rising tide. Further, over 40% of the Company’s revenue is recurring from outsourcing and we continue to expand our operating margins in that practice.  We will continue focusing on our cost structure, both cost of service delivery and our SG&A, to improve and leverage our overall operating results.”

Business Unit Update

FCG is providing the following performance summary for each business unit during the first quarter of 2004:

Healthcare Group:  The Health Delivery practice is experiencing continued quarter over quarter growth in combined pipeline and revenue as demand for software implementation, system integration and business transformation develops strength.  Demand for clinical information systems, led by patient safety and medical error reduction, continues to drive this practice.   The Health Delivery practice includes a full suite of services consisting of consulting, implementation and integration, and outsourcing for all size hospitals.  The Company continues to leverage its onsite/offsite/offshore delivery model and expects to increase market share in this competitive environment.

The Health Plan practice is stable at its current level and is profitable.  Since the spike in demand for the electronic health plan in 2001, this sector has focused on cost reduction related to information technology.   With the development of FCG infrastructure and offshore capabilities, there are opportunities in both system implementations and application maintenance.  While the market seems receptive to FCG’s services and delivery model in this sector, there remains uncertainty when these new services will gain meaningful traction.

Outsourcing:  Demand continues to be strong for discrete IT Outsourcing, application hosting, and full operate services.  The pipeline of outsourcing activity is strong.  The Company currently has significant activity in medium to large sized full outsourcing opportunities in Health Delivery that could be decided as early as the second half of 2004.  The Company expects continued strong demand for its Service Center offerings, which focus on cost and timing benefits of specialized service offerings.   FCG’s initial efforts with the Meditech Service Center have been well received and this area of the Company’s business now represents over 8% of total revenue. FCG expects to replicate this business model with other third party software solutions.

Life Sciences:  The Life Sciences practice continues to make progress though it is still generating losses.  Demand continues for the suite of FirstDoc™ products and services as FCG is a market leader in enterprise regulatory compliance software.  In creating strong infrastructure and blended shore delivery capabilities, FCG is positioned to expand its service portfolio to include outsourcing opportunities for FirstDoc hosting, help desk services and other application support.

Outlook

Other than the information set forth in this release, FCG is not providing any specific revenue or earnings guidance.   However, the Company currently expects that second quarter 2004 operating results should be similar to those of the first quarter of 2004.  As discussed above, the pipeline for new business continues to be strong compared to recent years, although the market remains very competitive.  Health Delivery is experiencing demand growth in both project-based and outsourcing services.  The Health Plan practice is stable and remains profitable but growth in this area remains unclear.  Life Sciences will continue to lose money in the second quarter of 2004 but expects to increase revenue and be breakeven by year end.    FCG continues to expect that it will decrease general and administrative expenses towards its goal of 18% of revenues by the end of 2004.  The Company expects to be profitable in the second half of 2004.

First Quarter 2004 Conference Call

FCG will hold an investor conference call to discuss first quarter 2004 results on Thursday, April 22, 2004, at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Daylight Time).  This call is being webcast by CCBN and can be accessed at FCG’s Web site at www.fcg.com.  The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network such as America Online’s Personal Finance Channel. Institutional investors can access the call via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).

About FCG

FCG is a leading provider of outsourcing, consulting, systems implementation and integration for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. Through combinations of onsite, off-site and offshore outsourced services, FCG provides low cost, high quality offerings to improve its clients’ performance. The firm’s consulting and integration services increase clients’ operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

Note Regarding Non-GAAP Financial Information

The non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes charges related to our previously announced stock repurchase transaction.  Management believes that the presentation of non-GAAP information may be useful to investors because FCG has historically provided this information and understands that some investors consider it in evaluating FCG’s business.  Management also uses this non-GAAP information, along with the GAAP information, in evaluating FCG’s business for these purposes.  The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other proforma measures used by other companies.

Note Regarding Segment Reporting

Commencing with the first quarter of 2004 and due to a reorganization of the Company that took effect at the beginning of 2004, FCG will change its previous segment reporting in accordance with SFAS 131.  More specifically, we will now provide greater detail in the presentation of segments.  The changes FCG has made in its reporting are:

•                  The Healthcare segment will now be broken into Health Delivery, Health Plan, and the Meditech Service Center.

•                  Two outsourcing contracts which involve the use of Meditech are now included in the Meditech Service Center rather than in outsourcing.

•                  The Health Delivery Outsourcing segment also excludes call center services.

•                  The Life Sciences segment has been split:

•                     Paragon’s non-healthcare related business is now reported in “Other Business Units”.

•                     Staffing Services, Call Center Services, and Patient Safety Institute/FirstGateways™ businesses will also be reported in that same segment.

•                  The Company has created three shared service centers that provide services to multiple client type business segments.  These shared service centers include FCG India, Integration Services and Infrastructure Services.   The costs of these services

                        are internally billed and reported in the individual business segments at a standard transfer cost.

Consistent with these changes, FCG has reclassified some staff among Cost of Services, Selling Expenses and General and Administrative Expenses.  The history shown in the financial tables included with this release is now consistent with all of these changes.  Overall, FCG believes that this reporting will provide greater insight into the various businesses than had been available previously.

Forward-Looking Statements

This news release includes forward-looking statements based on FCG’s current expectations, estimates and projections about its industry, management’s beliefs and certain assumptions made by the Company.  These forward-looking statements can typically be identified by use of words such as “believes,” “anticipates” or “expects” and include statements regarding (i) the future prospects of FCG’s business in healthcare, life sciences and outsourcing; (ii) expected trends in and predictability of the markets that FCG serves; (iii) FCG’s ability to gain closure on key engagements, including new outsourcing engagements and large scale implementations, during 2004; (iv) the ability of FCG to incorporate and deliver a low cost, high quality onsite/offshore/onshore approach through its recently acquired offshore businesses in India and Vietnam; (v) FCG’s anticipated financial and operating performance for 2004, including its ability to continue to achieve profitability; (vi) FCG’s ability to realize decreased general and administrative expenses on a percentage basis; and (vii) FCG’s ability to return to profitability in its Life Sciences practice.  These forward-looking statements involve known and unknown risks which may cause the Company’s actual results and performance to be materially different from the future results and performance stated or implied by the forward looking statements.

Some of the risks investors should consider include the following: (a) the unpredictable nature of the Company’s pipeline of potential business and of negotiations with clients on new outsourcing and other engagements, resulting in uncertainty as to whether and when FCG will enter into new agreements and whether those agreements will be on terms favorable to FCG; (b) the unpredictable nature of the business of FCG’s clients and the markets that they serve, which could result in clients canceling, modifying or delaying current or prospective engagements with FCG; (c) the importance of FCG’s personnel to its operations, including whether FCG can attract and retain qualified management and personnel and keep personnel utilized on client engagements in order to achieve growth, revenue and profitability; (d) the ability of FCG to increase its sales effectiveness; (e) the ability of FCG to reduce general and administrative expenses, close new projects in the Health Plan practice and return to profitability in the Life Sciences practice; (f) the ability of FCG to integrate acquisitions and realize positive earnings contributions from those acquisitions; (g) the ability of FCG to deliver services from a global operations base, including India, Vietnam and Europe; (h) foreign currency exchange rates and cost of labor and availability of resources in FCG’s offshore development centers; (i) the ability of FCG to effectively manage client expectations and cost reductions on the outsourcing accounts; and (j) other risk factors referenced in the Company’s most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission.

In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG’s objectives or plans will be achieved.  FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

[Financial Tables to Follow]

First Consulting Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands except per share data)

	3 Months Ended
	Mar. 26, 2004	Mar. 28, 2003
Revenues before reimbursements (net revenues)	66,104	70,130
Reimbursements	3,980	3,613
Total revenues	70,084	73,743

Cost of services before reimbursable expenses	45,071	47,243
Reimbursable expenses	3,980	3,613
Total cost of services	49,051	50,856

Gross profit	21,033	22,887

Selling expenses	7,327	8,105
General and administrative expenses	12,200	14,085
Operating income	1,506	697
Interest income, net	202	276
Other income (expense), net	(21)	201
Expense for premium on repurchase of stock	(1,561)	—
Income before income taxes and cumulative effect of change in accounting principle, net of tax	126	1,174
Income tax provision	759	493
Income (loss) before cumulative effect of change in accounting principle, net of tax	(633)	681
Cumulative effect of change in accounting principle, net of tax	—	(2,597)
Net loss	$(633)	$(1,916)

Basic EPS:
Income (loss) before cumulative effect of change in accounting principle, net of tax	$(0.02)	$0.03
Cumulative effect of change in accounting principle, net of tax	—	(0.11)
Net loss	$(0.02)	$(0.08)

Diluted EPS:
Income (loss) before cumulative effect of change in accounting principle, net of tax	$(0.02)	$0.03
Cumulative effect of change in accounting principle, net of tax	—	(0.11)
Net loss	$(0.02)	$(0.08)
Basic weighted avg. shares	25,422	24,495
Diluted weighted avg. shares	25,422	24,648

Note: certain reclassifications have been made to the 2003 results to conform to the 2004 presentation

First Consulting Group, Inc. and Subsidiaries

Consolidated Balance Sheet Data

(in thousands except per share data)

	Mar. 26 2004	Dec. 26 2003
Cash, cash equivalents, and investments	$42,793	$62,645
Accounts receivable, net	24,445	27,564
Unbilled receivables	13,088	9,947
Current assets	86,921	106,132
Total assets	140,289	157,401
Current liabilities	39,316	42,507
Long-term debt	—	—
Total stockholders’ equity	88,648	101,810

Selected Business Metrics

	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
Revenues before reimbursements (net revenues) ($ in millions)	66.1	64.8	65.8	71.3	70.1
Out-of-pocket reimbursements ($ in millions)	4.0	3.9	4.1	4.1	3.6
Total revenues ($ in millions)	70.1	68.7	69.9	75.4	73.7
Gross margin %	31.8	32.9	29.6	32.2	32.6
Selling expense %	11.1	10.6	11.5	12.0	11.5
General and admin expense %	18.4	20.3	22.5	22.6	20.1
Operating income (loss)% (see note 1 below)	2.3	(3.6)	(10.7)	(7.9)	1.0
Utilization %	77.2	76.1	74.7	79.3	78.3
Total associates	2226	2066	2084	2096	2046
Billable associates	1150	1058	1078	1046	1006
Outsourcing associates	749	697	662	669	659
Days sales outstanding	40	38	43	42	46

Note: Operating income percentage is inclusive of a restructuring charge of $3.6 million (5.6% of revenue) in Q4 2003, $4.2 million (6.3% of revenue) in Q3 2003, and $3.9 million (5.5% of net revenue) in Q2 2003

Delivery Units Selected Financial Metrics

Health Delivery	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
Revenues before reimbursements (net revenues) ($ in millions)	15.6	15.6	16.2	17.1	16.1
Out-of-pocket reimbursable expenses ($ in millions)	2.0	2.3	2.4	2.4	1.9
Total revenues ($ in millions)	17.6	17.9	18.6	19.5	18.0
Gross margin %	44.7	43.1	42.2	44.5	40.1
Utilization %	75.9	75.3	72.5	76.7	73.4
Billable associates	200	207	228	215	191
Total associates	226	238	259	250	221

Health Plan	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
Revenues before reimbursements (net revenues) ($ in millions)	4.2	5.2	6.2	7.1	6.4
Out-of-pocket reimbursable expenses ($ in millions)	0.6	0.8	0.8	0.8	0.7
Total revenues ($ in millions)	4.8	6.0	7.0	7.9	7.1
Gross margin %	42.6	42.7	43.6	50.0	50.2
Utilization %	77.8	82.6	81.8	85.8	77.9
Billable associates	45	50	58	62	57
Total associates	50	56	70	75	71

Life Sciences	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
Revenues before reimbursements (net revenues) ($ in millions)	8.9	8.3	8.8	11.4	15.4
Out-of-pocket reimbursable expenses ($ in millions)	0.2	0.3	0.3	0.3	0.4
Total revenues ($ in millions)	9.1	8.6	9.1	11.7	15.8
Gross margin %	43.0	37.1	27.2	34.4	48.5
Utilization %	71.0	65.1	63.9	72.5	77.3
Billable associates	179	189	215	243	269
Total associates	215	226	270	305	338

Health Delivery Outsourcing	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
Revenues before reimbursements (net revenues) ($ in millions)	25.2	23.6	23.2	24.1	23.0
Out-of-pocket reimbursable expenses ($ in millions)	0.1	0.1	0.1	0.1	0.1
Total revenues ($ in millions)	25.3	23.7	23.3	24.2	23.1
Gross margin %	16.7	16.7	14.1	14.1	9.8
Total associates	566	571	569	572	611

Meditech Service Center	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
Revenues before reimbursements (net revenues) ($ in millions)	5.5	5.4	4.7	5.0	4.0
Out-of-pocket reimbursable expenses ($ in millions)	0.4	0.4	0.4	0.4	0.3
Total revenues ($ in millions)	5.9	5.8	5.1	5.4	4.3
Gross margin %	30.9	40.9	34.1	39.2	40.7
Billable associates	60	58	56	47	49
Outsourcing associates	42	56	19	26	32
Total associates	122	121	82	81	89

Other Business Units	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
Revenues before reimbursements (net revenues) ($ in millions)	6.7	6.7	6.7	6.4	5.3
Out-of-pocket reimbursable expenses ($ in millions)	0.2	0.1	0.1	0.1	0.2
Total revenues ($ in millions)	6.9	6.8	6.8	6.5	5.5
Gross margin %	27.4	36.3	32.6	32.0	26.5
Billable associates	271	249	249	239	214
Outsourcing associates	48	50	52	49	0
Total associates	368	347	350	344	274

Shared Service Centers
Billable associates	394	303	271	239	225
Outsourcing associates	93	20	22	22	16
Total associates	536	356	323	286	258